Exhibit 10.38

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN OTHER INDEBTEDNESS IN ACCORDANCE WITH THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 21, 2007 AMONG FOREFRONT GROUP, INC., A FLORIDA CORPORATION, FOREFRONT DEVANT, INC., A FLORIDA CORPORATION, FOREFRONT BURTON, INC., A FLORIDA CORPORATION, MILLER GOLF COMPANY, A FLORIDA CORPORATION, FOREFRONT HOLDINGS, INC., A FLORIDA CORPORATION, AND FCC, LLC, D/B/A FIRST CAPITAL, A FLORIDA LIMITED LIABILITY COMPANY, AS AT ANY TIME AMENDED RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED (THE “SUBORDINATION AGREEMENT”), AND SUCH SUBORDINATION AGREEMENT SHALL BE BINDING UPON ALL FUTURE HOLDERS OF THIS NOTE.

UNSECURED SUBORDINATED PROMISSORY NOTE

$32,500,000.00	November 21, 2007

FOR VALUE RECEIVED, FOREFRONT GROUP, INC., a Florida corporation (the “Maker”), with its principal address at 835 Bill Jones Industrial Drive, Springfield, Tennessee 37172, unconditionally promises to pay to the order of FOREFRONT HOLDINGS, INC., a Florida corporation (the “Payee”), having an office at 835 Bill Jones Industrial Drive, Springfield, Tennessee 37172, the principal amount of THIRTY TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($32,500,000.00), or such lesser amount as the Payee advances to the Maker through the Maturity Date (as defined below) pursuant hereto.

1. PAYMENT OF PRINCIPAL. The entire principal amount hereof shall be payable in full on the date (the “Maturity Date”) that is six (6) months following the final maturity date of the Senior Indebtedness (as such term is defined in the Subordination Agreement), as such maturity date may be extended from time to time in accordance with the terms of the Senior Creditor Loan Agreement (as such term is defined in the Subordination Agreement). Notwithstanding the foregoing, any payments made hereunder shall be subject to satisfaction of the terms and conditions of the Subordination Agreement.

2. INTEREST. The unpaid principal of this Note shall not bear interest.

3. PAYMENT DATES; MANNER OF PAYMENT; APPLICATION OF PAYMENTS. Should the principal of this Note become due and payable on any day other than a business day, then the maturity thereof shall be extended to the next succeeding business day. All payments of principal of this Note shall be made by Maker to Payee at its address stated above in good, immediately available funds.

4. DEFAULT.

4.1 Events of Default. The occurrence of any one or more of the following events with respect to the Maker shall constitute an event of default hereunder (“Event of Default”):

(a) If the Maker shall fail to pay when due any payment of principal on this Note and such failure continues for five (5) days after the Payee notifies the Maker thereof in writing.

(b) Dissolution, liquidation or permanent cessation of the business of the Maker.

(c) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Maker shall (i) commence a voluntary case or proceeding, (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

(d) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Maker in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Maker or substantially all the Maker’s properties; or (iii) orders the liquidation of the Maker, and in each such case, the Maker fails to actively oppose such order or decree or such order or decree is not dismissed within 60 days from the entry of such order or decree.

(e) Any sale or similar disposition of all or substantially all of the ownership interests in, or assets of, the Maker.

4.2 Remedies. Subject to the terms and conditions of the Subordination Agreement, upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by the Payee), the Payee may, at its option, (i) by written notice to the Maker, declare the entire unpaid balance of this Note immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from the Maker all sums due under this Note. The Maker shall pay all reasonable costs and expenses incurred by or on behalf of the Payee in connection with the Payee’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.

5. WAIVERS. Maker waives presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, and agree that its liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, and hereby consents to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

6. NO WAIVER. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

7. GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF FLORIDA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS NOTE.

8. WAIVER OF JURY TRIAL. MAKER AND PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MAKER ENTERING INTO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Executed as of the day and year first above written.

MAKER:

FOREFRONT GROUP, INC.

By:
Name:
Title:

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